PHOENIX INVESTMENT TRUST 97
CIK# 0001045018
Semi-Annual 2/29/08


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 2
Class A, Class B, Class C are zero.
Series 3
Class A 77, Class C zero, Class I 236.
Series 4-
Class A, Class C, Class I are zero.

73A1/73A2-
Series 2
Class A, Class B and Class C are zero.
Series 3
Class A .0792, Class C zero and Class I .1100.
Series 4
Class A, Class C and Class I are zero.

74U1/74U2-
Series 2-
Class A 6,612, Class B 1,249, Class C 3,229
Series 3-
Class A 1,236, Class C 213, Class I 4,621
Series 4-
Class A 941, Class C 20, Class I 627

74V1/74V2-
Series 2-
Class A $11.56, Class B $10.21, Class C $10.20
Series 3-
Class A $10.03, Class C $10.02, Class I 10.04
Series 4-
Class A $9.42, Class C $9.30, Class I $9.45